Exhibit 99.1

WiSA Technologies Regains Compliance with Nasdaq Continued Listing Requirements

BEAVERTON, OR — (March 24, 2023) — WiSA Technologies, Inc. (Nasdaq: WISA or the “Company”), a developer of spatial audio wireless technology for smart devices and next-generation home entertainment systems, announced today that it is now in compliance with all Nasdaq continued listing requirements.

As previously announced, on June 23, 2022, the Nasdaq Listing Qualifications staff (“Staff”) issued the Company a delist letter citing its failure to comply with the minimum bid price requirement under Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided a compliance period of 180 calendar days, which was subsequently extended until June 20, 2023, to regain compliance with Listing Rule 5550(a)(2). On January 18, 2023, however, Staff issued a delist letter as it had determined that Company’s stock had a closing bid price of $0.10 for 10 consecutive trading days, and therefore did not comply with the low-priced stocks rule for listing on The Nasdaq Stock Market LLC (“Nasdaq”). On January 20, 2023, the Company requested a hearing. On February 13, 2023, Staff informed the hearing panel (the “Panel”) that the Company had regained compliance with the minimum bid price requirement (including the $0.10 requirement) and thus was in compliance with Listing Rule 5550(a)(2). As a result of that Staff determination, the minimum bid price compliance matter was not brought before the Panel.

Staff’s January 18th delist determination originally determined that the Company had not complied with Nasdaq’s shareholder approval requirements in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price. The Panel held a hearing on the shareholder approval matter on March 9, 2023.

On March 22, 2023, the Panel determined to continue the listing of WiSA Technologies, Inc.’s common stock and to take no further action on the matter. As a result, the Company no longer appears on the list of “Noncompliant Companies” maintained by Nasdaq.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR. For more information, please visit: www.wisatechnologies.com

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding the Company’s ability to continue compliance with the Nasdaq continued listing standards and maintain the listing of its common stock on the Nasdaq Capital Market, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting WiSA Technologies’ business, including our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets; current macroeconomic uncertainties associated with the COVID-19 pandemic; our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers; and other risks detailed from time to time in WiSA Technologies’ filings with the Securities and Exchange Commission.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com